                                                                  EXHIBIT 4.2



                            PRIME HOSPITALITY CORP.





                     __% SENIOR SUBORDINATED NOTES DUE 2004

                               -----------------

                                   INDENTURE

                         Dated as of        _ __, 1994

                               -----------------

                            Bank One, Columbus, N.A.

                                    Trustee

                                              CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                                                    Indenture Section
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
    (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
    (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
    (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
311 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.11
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.11
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.05
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.03
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.03
313 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
    (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
    (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06;7.07
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.06;12.02
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
314 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.03;12.02
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
    (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.04
    (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.04
    (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
    (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.05
    (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.01
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.05;12.02
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.01
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.01
    (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.09
    (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05
    (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.04
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07;9.02
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.07
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.13
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.08
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.09
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.04
318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.01
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                          ARTICLE 1
                                                DEFINITIONS AND INCORPORATION
                                                        BY REFERENCE                                                Page
         Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . .   12
         Section 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                                            ARTICLE 2
                                                            THE NOTES
         Section 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.02.    Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.03.    Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 2.04.    Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 2.05.    Lists of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 2.07.    Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 2.08.    Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 2.09.    Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 2.10.    Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 2.12.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 2.13.    Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 2.14.    CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                              ARTICLE 3
                                                   REDEMPTION AND OFFERS TO PURCHASE
         Section 3.01.    Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 3.02.    Selection of Notes to Be Purchased or Redeemed  . . . . . . . . . . . . . . . . . . . .   18
         Section 3.03.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 3.04.    Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 3.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 3.06.    Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 3.07.    Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 3.08.    Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 3.09.    Offers to Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                                    ARTICLE 4
                                                                    COVENANTS
         Section 4.01.    Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 4.02.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 4.03.    Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 4.04.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 4.05.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 4.06.    Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 4.07.    Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . .   26

         Section 4.09.    Incurrence of Indebtedness and Issuance of Disqualified Stock . . . . . . . . . . . . . .   27
         Section 4.10.    Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 4.11.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 4.12.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 4.13.    Additional Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 4.14.    Designation of Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 4.15.    Offer to Purchase Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 4.16.    Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 4.17.    Limitation on Incurrence of Indebtedness and Issuance of Preferred
                            Stock by Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 4.18.    Limitation on Sale and Leaseback Transactions.  . . . . . . . . . . . . . . . . . . . . .   31
         Section 4.19.    Line of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 4.20.    No Senior Subordinated Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                                                                    ARTICLE 5
                                                                   SUCCESSORS
         Section 5.01.    Merger, Consolidation, or Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 5.02.    Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                                   ARTICLE 6
                                                             DEFAULTS AND REMEDIES
         Section 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 6.02.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 6.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 6.07.    Rights of Holders of Notes to Receive Payment . . . . . . . . . . . . . . . . . . . . . .   36
         Section 6.08.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 6.09.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

                                                                   ARTICLE 7
                                                                    TRUSTEE
         Section 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 7.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.07.    Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 7.09.    Successor Trustee by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . .   43

                                                                    ARTICLE 8
                                                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
         Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . .   43

         Section 8.02.    Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 8.03.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 8.04.    Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 8.05.    Deposited Money and Government Securities to be
                           Held in Trust; Other Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . .  .   45
         Section 8.06.    Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 8.07.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

                                                                    ARTICLE 9
                                                        AMENDMENT, SUPPLEMENT AND WAIVER
         Section 9.01.    Without Consent of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 9.02.    With Consent of Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 9.03.    Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 9.04.    Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 9.05.    Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 9.06.    Trustee to Sign Amendments, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                                                                   ARTICLE 10
                                                                 NOTE GUARANTEES
         Section 10.01.   Note Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 10.02.   Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 10.03.   Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.04.   Default on Designated Senior Indebtedness of the Guarantor  . . . . . . . . . . . . . . .   51
         Section 10.05.   Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.06.   When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.07.   Notice by a Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 10.08.   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 10.09.   Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 10.10.   Subordination May Not Be Impaired By Any Guarantor  . . . . . . . . . . . . . . . . . . .   53
         Section 10.11.   Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 10.12.   Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 10.13.   Authorization to Effect Subordination . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 10.14.   Limitation of Guarantor's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 10.15.   Releases Following Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

                                                                   ARTICLE 11
                                                                  SUBORDINATION
         Section 11.01.   Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 11.02.   Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 11.03.   Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 11.04.   Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Section 11.05.   When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Section 11.06.   Notice by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 11.07.   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 11.08.   Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 11.09.   Subordination May Not Be Impaired By Company  . . . . . . . . . . . . . . . . . . . . . .   58
         Section 11.10.   Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 11.11.   Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 11.12.   Authorization to Effect Subordination . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                                   ARTICLE 12
                                                                  MISCELLANEOUS
         Section 12.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 12.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 12.03.   Communication by Holders of Notes with Other Holders of Notes . . . . . . . . . . . . . .   60
         Section 12.04.   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . .   60
         Section 12.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . .   60
         Section 12.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 12.07.   No Personal Liability of Directors, Officers, Employees and Stockholders  . . . . . . . .   61
         Section 12.08.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 12.09.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . .   61
         Section 12.10.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 12.11.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 12.12.   Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 12.13.   Table of Contents, Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  62


                                                                    EXHIBITS

         Exhibit A        FORM OF NOTE
         Exhibit B        FORM OF SUPPLEMENTAL INDENTURE

          INDENTURE dated as of __________, 1994 between Prime Hospitality Corp., a Delaware corporation (the "Company"), and Bank One, Columbus, N.A., a national association organized under the laws of the United States of America, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Senior Subordinated Notes due 2004:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.


          "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control and (ii) ShoLodge, Inc. and its Subsidiaries shall not be deemed Affiliates of the Company or any of its Subsidiaries solely for the reason that an employee or designee of ShoLodge, Inc. serves on the Board of Directors of the Company or any Subsidiary.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Restricted Subsidiary (including by way of a Sale and Leaseback Transaction) or (ii) the issuance or sale of Equity Interests of any of its Restricted Subsidiaries, other than, with respect to clauses (i) and (ii) above, the following: (1) the sale or disposition of personal property held for sale in the ordinary course of business, (2) the transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (3) any Restricted Payment, dividend or purchase or retirement of Equity Interests permitted under
Section 4.07 hereof, (4) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in compliance with the provisions of Section 4.15, and Article 5 hereof, (5) the conversion of or foreclosure on any mortgage or note, provided that the Company or a Restricted Subsidiary receives the real property underlying any such mortgage or note, (6) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $2.0 million and where the net proceeds was less than $2.0 million.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having a rating of P-2 or the equivalent thereof by Moody's Investors Service, Inc. or A-2 or the equivalent thereof by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

          "Change of Control" means the occurrence of any of the following:
(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Wholly-Owned Restricted Subsidiary that is a Guarantor, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Consolidated Cash Asset Sale Gain" means, with respect to any Person for any period as of any date of determination, the aggregate gain (but not loss) realized at any time in connection with any Asset Sale by such Person or its Restricted Subsidiaries to the extent such gain consists of cash proceeds of such Person and its Restricted Subsidiaries as of any date of determination for such period, on a consolidated basis, determined in accordance with GAAP; provided, that: (i) such gain of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or Restricted Subsidiaries, (ii) such gain of any Person that is a Restricted Subsidiary (other than a

Guarantor) and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary and (iii) such gains of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus: (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent deducted in computing Consolidated Net Income in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

          "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and the total amount of non-cash charges (other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of capital leases, and net payments (if any) pursuant to Hedging Obligations; but excluding amortization of deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, (c) interest for which such Person or its Restricted Subsidiaries is liable, whether or not actually paid, pursuant to Indebtedness or under a Guarantee of Indebtedness of any other Person and (d) with respect to a Sale and Leaseback Transaction entered into after the Issuance Date, Sale and Leaseback Interest; in each case, calculated for such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that the following shall be excluded: (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or its Restricted Subsidiaries, (ii) the Net Income of any Person that is a Restricted Subsidiary (other than a Restricted Subsidiary) and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary, and (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

          "Consolidated Net Tangible Assets" means, with respect to any Person, as of any date of determination, the total amount of consolidated assets of such Person and its Restricted Subsidiaries (less applicable reserves and other properly deducted items), determined on a consolidated basis in accordance with GAAP, after deducting therefrom (i) all current liability items, and (ii) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense, and all other intangibles.

          "Consolidated Net Worth" means, with respect to any Person, as of any date of determination, the sum of (i) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issuance Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP; provided, however, that Consolidated Net Worth shall not include any gain (or loss) realized in connection with any Asset Sale after the Issuance Date.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Designated Senior Indebtedness" means (i) Senior Bank Indebtedness that is not Non-Recourse Indebtedness and (ii) any other Senior Indebtedness that is not Non-Recourse Indebtedness (a) permitted to be incurred under this Indenture the principal amount of which is $10.0 million or more; and (b) designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to _____________ __, 2005.

          "Distribution" means, for purposes of Articles 10 and 11, a distribution consisting of cash, securities or other property, by set-off or otherwise.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than under any Indebtedness permitted under clause (a) of the second paragraph of Section 4.09 hereof) in existence on the Issuance Date.

          "Existing Real Estate" means any real estate owned, leased or optioned by the Company or any of its Subsidiaries on the Issuance Date, or any real estate on which the Company or any of its Subsidiaries holds a mortgage on the Issuance Date.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

          "Fixed Charges" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than Preferred Stock owned by such Person or its Restricted Subsidiaries), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Frenchman's Reef" means the Marriott's Frenchman's Reef Hotel in St. Thomas, U.S. Virgin Islands.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.


          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Note is registered.

          "Hospitality-Related Business" means the hotel business and other businesses necessary for, incident to, in support of, connected with or arising out of the hotel business, including, without limitation, (i) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, sports or entertainment facilities, convention or meeting facilities, marketing services related thereto, (ii) acquiring, developing, operating, managing or improving the Existing Real Estate, any real estate taken in foreclosure (or similar settlement) by the Company or any of its Subsidiaries, or any real estate ancillary or connected to any hotel owned, managed or operated by the Company or any of its Restricted Subsidiaries, (iii) owning and managing mortgages in, or other Indebtedness secured by Liens on hotels and real estate related or ancillary to hotels or (iv) other related activities thereto.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issuance Date" means the closing date for the sale and original issuance of the Notes.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in the City of Columbus, Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Management Agreement" means an agreement entered into by the Company pursuant to which the Company agrees to manage a hotel for another Person.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

          "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support (other than in the form of a Lien on an asset) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable, or (iii) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Notes" means the ___% Senior Subordinated Notes due 2004, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

          "Note Guarantee" means each guarantee of the Notes by a Guarantor pursuant to Article 10 hereof.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Permitted Investments" means (a) any Investments in the Company or any Guarantor; (b) Investments in any Restricted Subsidiary that is not a Guarantor not to exceed an aggregate of $1.0 million per Restricted Subsidiary;
(c) any Investments in Cash Equivalents; (d) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or any Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company or any Guarantor; and (e) any Investment in Suites of America existing on the Issuance Date.

          "Permitted Liens" means (i) Liens now or hereafter securing Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, provided that such Indebtedness is permitted by the terms of this Indenture;
(ii) Liens for taxes, assesments and governmental charges not yet delinquent or that are being contested in good faith and that are appropriately reserved for in accordance with GAAP; (iii) Liens incurred in the ordinary course of business that are not incurred in connection with the borrowing of money; (iv) Liens existing as of the Issuance Date; (v) Liens on property of a Person at the time such Person was merged with the Company or a Restricted Subsidiary, Liens on acquired property existing at the time of acquisition thereof, and Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided in each case that such Liens were not created in contemplation of such merger or acquisition, as the case may be, and such Liens only extend to such merged or acquired property; (vi) Liens securing purchase money obligations incurred or assumed in connection with the acquisition or development of real or personal property used in a Hospitality-Related Business within 180 days of such incurrence or assumption, provided that such Liens only extend to such acquired or developed property;
(vii) mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith and by appropriate action; (viii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action; (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (x) survey exceptions, encumbrances, easements or reservations, or restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services; (xi) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceedings that are currently being contested in good faith and that are appropriately reserved for in accordance with GAAP; (xii) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (xiii) Liens in favor of collecting or payor banks having a right to setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank; and (xiv) Liens now or hereafter securing any Hedging Obligations to the extent such Hedging Obligations are permitted to be incurred under this Indenture.

          "Permitted Note Exchanges" means exchanges by the Company or its Restricted Subsidiaries of a mortgage or other note receivable (other than in connection with the Frenchman's Reef) existing on the Issuance Date for a new mortgage or other note receivable if (i) the aggregate consideration received by the Company or such Restricted Subsidiary in connection with such exchange constituted fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by an Officers' Certificate) and (ii) the principal amount of such new mortgage or other note receivable does not exceed the principal amount of the mortgage or other note receivable so exchanged.

          "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (b) such Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced; (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is pari-passu or subordinated in right of payment to the Notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded or is payable solely in Equity Interests of the Person whose Indebtedness is being purchased, redeemed or otherwise acquired or retired for value.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means any Equity Interest with preferential right in the payment of dividends or liquidation or any Disqualified Stock.

          "Public Offering" means a public offering of the Common Stock of the Company.

          "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund Disqualified Stock permitted to be issued pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof or Disqualified Stock referred to in clause (c) of the second paragraph of Section
4.09 hereof.

          "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or Indebtedness referred to in clause (b) and clauses (d) and (e) of the second paragraph of Section 4.09 hereof.

          "Representative" means, for purposes of Articles 10 and 11, the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or, with respect to any Guarantor, for any Senior Indebtedness of such Guarantor.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof. Unrestricted Subsidiaries shall not be included in the definition of Restricted Subsidiaries for any purpose of this Indenture; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiaries."

          "Sale and Leaseback Interest" means, with respect to a Sale and Leaseback Transaction, the greater of (i) the interest component of such Sale and Leaseback Transaction, determined in accordance with GAAP and (ii) the actual interest expense on the Indebtedness securing such property subject to such Sale and Leaseback Transaction.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary of the Company sells or transfers any property or assets in connection with the leasing, or resale against installment payments, or as part of an arrangement involving the leasing, or the resale against installment payments, of such property or assets to the seller or the transferor.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Bank Indebtedness" means the outstanding Indebtedness under the credit facilities permitted under clause (a) of the second paragraph of
Section 4.09 hereof as any such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of any such Indebtedness.

          "Senior Indebtedness" means, with respect to the Company or any Guarantor, (i) the Senior Bank Indebtedness of the Company, or any Guarantee thereof by such Guarantor, as the case may be, (ii) the Existing Indebtedness and (iii) any other Indebtedness permitted to be incurred by the Company or such Guarantor, as the case may be, under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Notes or any Guarantee thereof. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (v) any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor, as the case may be, (w) any Indebtedness of the Company or such Guarantor, as the case may be, to any of the Company's Subsidiaries or other Affiliates, (x) any trade payables, (y) any Indebtedness that is incurred in violation of this Indenture or (z) Non-Recourse Indebtedness of the Company or such Guarantor, as the case may be.

          "ShoLodge Joint Venture Contribution" means the contribution by the Company of 50% of its interest in Suites of America to ShoLodge, Inc. pursuant to that certain joint venture agreement between the Company and ShoLodge, Inc. dated _____ __, ____.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Suites of America" means Suites of America, Inc., a Wholly Owned Subsidiary of the Company.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means any entity that would have been a Restricted Subsidiary of the Company but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of this Indenture and any Subsidiary of such entity.

          "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing
(a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding liquidation preference amount of such Disqualified Stock.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                             Defined in
                 Term                                                          Section
          "Affiliate Transaction"   . . . . . . . . . . . . . . . . .          4.11
          "Benefitted Party"  . . . . . . . . . . . . . . . . . . . .         10.01
          "Commencement Date"   . . . . . . . . . . . . . . . . . . .          3.09
          "Covenant Defeasance"   . . . . . . . . . . . . . . . . . .          8.03
          "Custodian"   . . . . . . . . . . . . . . . . . . . . . . .          4.13
          "Event of Default"  . . . . . . . . . . . . . . . . . . . .          6.01
          "Excess Proceeds"   . . . . . . . . . . . . . . . . . . . .          4.10
          "Guarantor"   . . . . . . . . . . . . . . . . . . . . . . .         10.01
          "Guarantor Payment Blockage Notice  . . . . . . . . . . . .         10.04
          "incur"   . . . . . . . . . . . . . . . . . . . . . . . . .          4.09
          "Legal Defeasance"    . . . . . . . . . . . . . . . . . . .          8.02
          "Offer Amount"  . . . . . . . . . . . . . . . . . . . . . .          3.09
          "Offer Period"  . . . . . . . . . . . . . . . . . . . . . .          3.09
          "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . .          2.03
          "Payment Blockage Notice"   . . . . . . . . . . . . . . . .         11.01
          "Payment Default"   . . . . . . . . . . . . . . . . . . . .          6.01
          "Purchase Date"   . . . . . . . . . . . . . . . . . . . . .          3.09
          "Purchase Offer"  . . . . . . . . . . . . . . . . . . . . .          3.09
          "Registrar"   . . . . . . . . . . . . . . . . . . . . . . .          2.03
          "Restricted Payments"   . . . . . . . . . . . . . . . . . .          4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and the Note Guarantees, if any;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company, the Guarantors, if any, and any successor obligor upon the Notes or any Note Guarantee, as the case may be.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the SEC under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form. An

Officer of the Guarantor, if any, shall sign any Note Guarantee for such Guarantor by manual or facsimile signature.

          If an Officer of the Company or any Guarantor whose signature is on a Note or a Note Guarantee, as the case may be, no longer holds that office at the time the Note is authenticated, the Note or the Note Guarantee, as the case may be, shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

          The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Guarantor or an Affiliate of the Company or any Guarantor.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation and indemnity in accordance with Section 7.07 hereof.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company or any Guarantor in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor, if any) shall have no further liability for the money delivered to the Trustee. If the Company or any Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes and the Company shall forward to the Trustee all money for the benefit of the Holders.

SECTION 2.05.  LISTS OF HOLDERS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or any Guarantor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Company and each Guarantor, if any, shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption or purchase under Sections 3.02 or 3.09 hereof or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

          Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent, the Company and any Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent, the Company or any Guarantor shall be affected by notice to the contrary.

SECTION 2.07.  REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors, if applicable) if the Trustee's requirements for replacements of Notes are met. If required by the Trustee, the Company or the Guarantors, if any, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Guarantors, if any, to protect the Company, the Guarantors, if any, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company, the Guarantors, if any, and the Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and the Guarantors, if any, and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor, any of their respective Subsidiaries or any Affiliate of the Company or any Guarantor shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Guarantor, any Subsidiary of the Company or any Guarantor or an Affiliate of the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Guarantor, a Subsidiary of the Company or such Guarantor or an Affiliate of the Company or such Guarantor until legal title to such Notes passes to the Company, such Guarantor, Subsidiary of the Company or such Guarantor or Affiliate of the Company or such Guarantor, as the case may be.

SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors, if applicable). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors, if applicable) in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company or any Guarantor defaults in a payment of interest on the Notes, the Company or such Guarantor (to the extent of their obligations under the Note Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

          The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.14.  CUSIP NUMBER.

          The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                       REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 75 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.10 or 4.15, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $5.0 million and the amount of such Excess Proceeds, or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.  SELECTION OF NOTES TO BE PURCHASED OR REDEEMED.

          If less than all of the Notes are to be purchased in an Asset Sale Offer or redeemed at any time, the Trustee shall select the Notes to be purchased or redeemed among the applicable Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption in the manner provided above, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. In the event that less than all of the Notes properly tendered in an Asset Sale Offer are to be purchased, the particular Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          In the event the Company is required to make an Asset Sale Offer pursuant to Sections 3.09 and 4.10 hereof and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a purchase or redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If a redemption date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to such succeeding Business Day. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors, if applicable) equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          The Company may redeem all or a portion of the Notes, upon the terms, at the times, upon the conditions and for the prices set forth in each of the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes prior to the maturity of the Notes (whether at final maturity or upon acceleration thereof).

SECTION 3.09.  OFFERS TO PURCHASE.

          (a) In the event that, pursuant to Section 4.10 or Section 4.15 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (each, a "Purchase Offer"), it shall follow the procedures specified in this Section 3.09.

          (b) The Purchase Offer shall commence on the date (the "Commencement Date") specified in Section 4.10 or Section 4.15 hereof, as the case may be, remain open for a period specified by the Company, which shall be in accordance with Section 4.10 or Section 4.15 hereof, as the case may be, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.15 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Purchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Purchase Offer.

          Upon the commencement of a Purchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Purchase Offer. The Purchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

               (a)  that the Purchase Offer is being made pursuant to Section
     4.10 or Section 4.15 hereof, as the case may be, the Offer Period, and the expiration date of the Offer Period;

               (b)  the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note not tendered and accepted for payment shall continue to accrue interest;

               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to any Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of the Offer Period;

               (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors, if applicable) equal in principal amount to the unpurchased portion of the Notes surrendered; and

               (i) (x) if such Purchase Offer was pursuant to Section 4.15, the circumstances and material facts regarding such Change of Control, including but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control and (y) if such Purchase Offer was pursuant to Section 4.10, the circumstances and material facts regarding the Asset Sale or Asset Sales giving rise to such Purchase Offer, including but not limited to, information with respect to pro forma and historical financial information if material operations of the Company or any Restricted Subsidiary were divested in such Asset Sale or Asset Sales.

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof tendered pursuant to the Purchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors, if applicable) to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of such Purchase Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Other than pursuant to Section 3.05, principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of Noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company no later than two days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall (i) furnish to the Trustee and to all Holders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and file such information with the Trustee and make such information available to investors and securities analysts who request it in writing. The Company shall at all times comply with TIA Section 314(a).

SECTION 4.04.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each obligor on the Notes and this Indenture has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such obligor, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or any obligor, as the case may be, is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated the provisions contained in Sections 4.01, 4.05, 4.07, 4.09, 4.10, 4.17, 4.18
or 5.01 hereof or (to the extent such provisions relate to accounting matters), if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

          The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than: (1) dividends or distributions payable in Equity Interests of the Person making such dividend or distribution (other than Disqualified Stock) provided that such dividend or distribution is paid pro rata to all stockholders of such Person; (2) dividends or distributions payable to holders (other than the Company or any of its Wholly Owned Restricted Subsidiaries) provided that such dividend or distribution is paid pro rata to all stockholders of such Person; or (3) dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary (other than the Notes) that is pari passu with or subordinated to the Notes or any Note Guarantee; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (other than Restricted Payments permitted by clauses (iii), (v), (vi), (vii), (viii) and (ix) of the next succeeding paragraph), is less than the sum of (v) 50% of the sum of the Consolidated Net Income of the Company plus any Consolidated Cash Asset Sale Gain of the Company and its Restricted Subsidiaries as of such date for the period (taken as one accounting period) from the beginning of the first fiscal quarter that begins after the Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income plus such Consolidated Cash Asset Sale Gain as of such date for such period is a deficit, 100% of such deficit), plus
     (w) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issuance Date of Equity Interests of the Company or of debt securities of the Company that have been converted or exchanged into such Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus (x) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary and becomes a Guarantor pursuant to the terms of this Indenture and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (i) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (ii) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board, plus (y) the amount of Restricted Payments which had been subject to this covenant as a result of the Company or the applicable Restricted Subsidiary having previously opted not to become a Guarantor under Section 4.13 hereof, to the extent such Restricted Subsidiary subsequently becomes a Guarantor pursuant to the terms of this Indenture, plus (z) $2.0 million.

          The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the defeasance, redemption, repayment or purchase of pari passu or subordinated Indebtedness in a Permitted Refinancing; (iv) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issuance Date; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 per year on a cumulative basis since the Issuance Date; (v) the ShoLodge Joint Venture Contribution;
(vi) Restricted Investments made in Hospitality - Related Businesses outstanding at any time which do not exceed $30 million, provided, however, that any Restricted Investments made under this clause (vi) which are subsequently written off shall be deemed to be outstanding under this clause (vi) and any cash or property received with respect to such Restricted Investment was not credited in clause (x) or (y) in the preceding paragraph;

(vii) mortgages or other notes receivable not to exceed $50.0 million if such mortgages or other notes receivable are secured by a first priority perfected Lien (which is not pari passu with any other Lien securing Indebtedness) on the Frenchman's Reef; (viii) mortgages and notes receivable (other than with respect to the Frenchman's Reef) existing on the Issuance Date and Permitted Note Exchanges; and (ix) Investments in any Unrestricted Subsidiary so long as such Unrestricted Subsidiary becomes a Restricted Subsidiary in compliance with the terms of this Indenture immediately after such Restricted Payment; provided that, in the case of clauses (ii) through
(ix) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

          In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (ix) of the preceding paragraph or among such clauses and the first paragraph of this covenant, provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other consensual distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the Issuance Date, (ii) this Indenture and the Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or, if incurred within one year prior to such acquisition or such Person becoming a Restricted Subsidiary, in contemplation of such acquisition or such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account (to the extent of such restriction) in determining whether such acquisition was permitted by the terms of this Indenture, (v) any instrument governing Indebtedness or Capital Stock of a Person who becomes a Guarantor as in effect at the time of becoming a Guarantor (except to the extent such Indebtedness was incurred in connection with or, if incurred within one year prior to the time of becoming a Guarantor, in contemplation of such Guarantee), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person who became a Guarantor,
(vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (viii) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (ix) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any, and will not permit any of its Restricted Subsidiaries to issue any, shares of Disqualified Stock; provided, however, that the Company or any of its Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The foregoing limitations will not apply to (a) additional Indebtedness of up to $40.0 million in aggregate principal amount at any one time outstanding, less the aggregate amount of all proceeds of all sales or other dispositions of assets that have been applied since the Issuance Date to permanently reduce the outstanding amount of such Indebtedness pursuant to
Section 4.10 hereof; (b) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness; (c) the incurrence by the Company or any Subsidiary of Indebtedness represented by the Notes or any Guarantee thereof; (d) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; (e) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and (f) the incurrence or the issuance by the Company of Refinancing Indebtedness or Refinancing Disqualified Stock of the Company or any Restricted Subsidiary or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock of such Restricted Subsidiary, as the case may be; provided, however, that such Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is a Permitted Refinancing.

          Upon the occurrence of any Unrestricted Subsidiary ceasing to become an Unrestricted Subsidiary and becoming a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by such Restricted Subsidiary upon such date, calculated on a pro forma basis as if such Unrestricted Subsidiary had become a Subsidiary on the first day of the fourth full fiscal quarter prior to such date.

SECTION 4.10.  ASSET SALES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, conduct an Asset Sale, unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; provided, however, that with respect to an Asset Sale of all or any part of the Frenchman's Reef, the fair market value shall be evidenced by an opinion as to the fairness of such transaction from a financial point of view issued by, at the option of the Company, an investment banking firm of national standing or an appraisal firm of national standing with a hospitality business expertise) of the assets sold or otherwise disposed of and (y) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the principal amount of the following shall be deemed to be cash for purposes of this provision: (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated or pari passu to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the closing of such Asset Sale (to the extent of the cash received). Notwithstanding the foregoing, clause (y) above will not apply with respect to mortgages or other notes receivable received by the Company or any such Restricted Subsidiary from such transferee to the extent such mortgages or other notes receivable are Investments permitted to be made by the Company or such Restricted Subsidiary under Section 4.07 hereof.

          Within 365 days of any Asset Sale, the Company or such Restricted Subsidiary may (a) apply the Net Proceeds from such Asset Sale to permanently reduce Senior Indebtedness of the Company, Senior Indebtedness of any Guarantor or Senior Indebtedness of such Restricted Subsidiary or (b) invest the Net Proceeds from such Asset Sale in property or assets used in a Hospitality-Related Business; provided that the Company or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an Investment in compliance with this clause (b) and shall have segregated such Net Proceeds from the general funds of the Company and their Subsidiaries for that purpose and such Investment is substantially completed within 180 days after the first anniversary of such Asset Sale. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in
Article 3 hereof. The Company shall commence a Purchase Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceeds $5.0 million by mailing the notice required in Section 3.09 to the Holders. The Offer Period shall be not less than 20 Business Days and not more than 45 Business Days, unless a longer period is required by law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such Purchase Offer. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale pursuant to this paragraph, the Company or any Restricted Subsidiary may temporarily reduce Senior Indebtedness of the Company or Senior Indebtedness of any Guarantor or otherwise invest such Net Proceeds in Cash Equivalents.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary on an arm's length basis with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued, at the option of the Company, by an investment banking firm of national standing or an appraisal firm of national standing with a hospitality business expertise; provided, however, that the following shall not be deemed Affiliate Transactions: (i) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries or any Guarantor and
(iii) Restricted Payments permitted by Section 4.07 hereof (other than Restricted Investments permitted pursuant to clause (ix) of the second paragraph of Section 4.07 hereof).

SECTION 4.12.  LIENS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Company or any Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness (other than Permitted Liens) unless contemporaneously therewith or prior thereto, effective provision is made (such effective provision to be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) whereby the Notes are secured equally and ratably with such other Indebtedness (or if such other Indebtedness is subordinated to the Notes, the Notes are secured on a basis with at least as favorable a relative priority to such other Indebtedness).

SECTION 4.13.  ADDITIONAL GUARANTEES.

          If the Company or any Guarantor shall transfer or cause to be transferred, in one or a series of related transactions, any assets, businesses, divisions, real property or equipment having a book value or fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board) in excess of $1.0 million to any Restricted Subsidiary that is not a Guarantor, at the Company's or such Restricted Subsidiary's option, (a) such transferee Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes on a senior subordinated basis as provided in Article 10 hereof (a "Note Guarantee") together with an Opinion of Counsel to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture or (b), after giving effect to such transaction or series of related transactions, such transaction or series of related transactions constitute a Restricted Payment permitted pursuant to the provisions of Section 4.07 hereof.

          In addition, upon the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, including by reason of clause (ix) of Section 4.07, such designation shall be deemed to be a transfer of assets to a Restricted Subsidiary for purposes of this Section. In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

SECTION 4.14.  DESIGNATION OF UNRESTRICTED SUBSIDIARY.

          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided, that: (i) at the time of designation, the Investment by the Company or any of its Restricted Subsidiaries in such Subsidiary shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the greater of (a) the total book value of such Investment and (b) the fair market value of the assets in such Subsidiary (in each case, less any liabilities from which the Company or any remaining Restricted Subsidiary shall be relieved that were on the consolidated balance sheet of the Company and its Restricted Subsidiaries prior to such designation and for which the Company and its Restricted Subsidiaries will not be liable, directly or contingently, after such designation), and such Restricted Investment would be permitted to be made on such date under Section 4.07 hereof; (ii) for so long as such Subsidiary remains an Unrestricted Subsidiary, such Unrestricted Subsidiary has not acquired any assets from the Company or any Restricted Subsidiary other than as specifically permitted by the provisions of this Indenture, including the provisions described under Section
4.07 hereof; (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation;
(iv) at the time of designation and for so long as such Subsidiary remains an Unrestricted Subsidiary, such Unrestricted Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; and (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary of the Company. Notwithstanding the foregoing, on the Issuance Date, Suites of America initially shall be an Unrestricted Subsidiary.

          Any such designation by the Board of Directors (other than the initial designation of Suites of America) shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

SECTION 4.15.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, the Company shall make a Purchase Offer to each Holder to purchase all or any part of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Such Purchase Offer shall be made in accordance with the procedures set forth in Article 3 hereof. The Company shall commence such Purchase Offer within 10 Business Days following any Change of Control by mailing the notice set forth in Section 3.09 to the Holders. The Offer Period shall be not less than 20 Business Days and not more than 45 Business Days, unless a longer period is required by law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such Purchase Offer.

          (b) Prior to making the Change of Control Payment, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the payment date for such Purchase Offer.

Section 4.16.  CORPORATE EXISTENCE.

          Subject to Article 5 and Article 10 hereof, as the case may be, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Guarantor or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Guarantors and their respective Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if an officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their Subsidiaries, taken as a whole.

SECTION 4.17. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES.

          The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to incur Indebtedness or issue any Preferred Stock, unless the sum of all outstanding Indebtedness and Preferred Stock (valued at the greater of liquidation value or redemption value) of all such Restricted Subsidiaries that are not Guarantors does not exceed 5% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries at the time of such incurrence. The test set forth in this paragraph shall be in addition to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.09 hereof.

SECTION 4.18.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit its Restricted Subsidiaries to, enter, renew or extend, any Sale and Leaseback Transaction, unless (i) the Company or such Restricted Subsidiary will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 and (ii) the Company would have been permitted to enter into such transaction pursuant to the terms of Section 4.12, had such Sale and Leaseback Transaction been structured as a mortgage loan rather than a Sale and Leaseback Transaction.

SECTION 4.19.  LINE OF BUSINESS.

          The Company will not, and will not permit any of its Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

SECTION 4.20.  NO SENIOR SUBORDINATED INDEBTEDNESS.

          Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes, and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Indebtedness and senior in any respect in right of payment to its Note Guarantee.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture, under the Notes and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          (b)(i) A Guarantor shall not consolidate with or merge with or into the Company unless the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company and (ii) a Guarantor may consolidate with or merge with or into any other Guarantor.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Company and its Subsidiaries on a consolidated basis in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Guarantor," as the case may be, shall refer instead to the successor corporation and not to the Company or the Guarantor, as the case may be), and may exercise every right and power of the Company or the Guarantors, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Guarantor, as the case may be, herein; provided, however, that the predecessor Company and the predecessor Subsidiaries that are Guarantors shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

               (a) the Company or the Guarantors default in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of Article 10 or Article 11 hereof, as the case may be) and such default continues for a period of 30 days;

               (b) the Company or the Guarantors default in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of Article 10 or Article 11 hereof, as the case may be) when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

               (c) the Company fails to comply with any of the provisions of
          Section 4.15 or 5.01 hereof;

               (d) the Company or the Guarantors fail to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date, which default results in the acceleration of such Indebtedness (other than Non-Recourse Indebtedness secured by (1) assets or property acquired after the Issuance Date or (2) assets or property which were securing Non-Recourse Indebtedness on the Issuance Date) prior to its express maturity or shall constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated or which has not been paid at final maturity, aggregates $5 million or more;

               (f) a final judgment or final judgments (other than judgment liens without recourse to any assets or property of the Company or any of its Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments are not paid, discharged or stayed for a period of 90 days (other than any judgments as to which a reputable insurance company has accepted full liability), provided that the aggregate of all such undischarged judgments exceeds $5 million;

               (g) except as permitted by this Indenture, any Guarantee with respect to the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Guarantee;

               (h) the Company, any of its Restricted Subsidiaries or any Guarantor pursuant to or within the meaning of Bankruptcy Law:

                    (1) commences a voluntary case,

                    (2) consents to the entry of an order for relief against
               it in an involuntary case,

                    (3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (4) makes a general assignment for the benefit of its
               creditors, or

                    (5)  generally is not paying its debts as they become due;
               or

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (1) is for relief against the Company, any of its Restricted Subsidiaries or any Guarantor in an involuntary case;

                    (2) appoints a Custodian of the Company, any of its Restricted Subsidiaries or any Guarantor or for all or substantially all of the property of the Company, any of its Restricted Subsidiaries or any Guarantor; or

                    (3) orders the liquidation of the Company, any of its Restricted Subsidiaries or any Guarantor;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.  ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any of its Restricted Subsidiaries or any Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in case an Event of Default specified in clause
(h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders may not enforce this Indenture or the Notes except as provided herein. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

          If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to ________ __, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to ______________, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on ______ of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

                 YEAR                                                                    PERCENTAGE
                 ----                                                                    ----------
                 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        _______%
                 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        _______%
                 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        _______%
                 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        _______%
                 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        _______%

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; provided, however, that such provision does not effect the right of a Holder of a Note to sue for enforcement of any overdue payment thereon.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Purchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder[, except that, as described in TIA Section 316(A)(2)].

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof;

          Second: to the holders of Senior Indebtedness of the Company or the Guarantors, as the case may be, to the extent required by Article 10 or Article 11 hereof, as applicable;

          Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be responsible for having knowledge of any defaults, except for monetary defaults, unless specifically notified in writing by the Holders.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, if any, or any Affiliate of the Company or the Guarantors, if any, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company and the Guarantors, if any, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, if any, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company and the Guarantors, if any, shall indemnify the Trustee and its directors, officers and employees against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors, if any (including this Section 7.07), and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct, bad faith or breach of its duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Unless the position of the Company or the Guarantors is prejudiced by such failure, failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors, if any, of their obligations hereunder. The Company and the Guarantors, if any, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee shall have been reasonably advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to employ separate counsel, and the Company and the Guarantors, if any, shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors, if any, need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Guarantors, if any, under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's and the Guarantors', if any, payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors', if any, obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation shall be otherwise eligible and qualified under this Article.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's and Guarantors' obligations with respect to such Notes under Article 2 (except those obligations set forth in Sections 2.08, 2.09 and 2.12 hereof) and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17,
4.18, 4.19 and 4.20 and Articles 5, 10 and 11 hereof with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Notes and the Note Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

                    (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes;

                    (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Company);

                    (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                    (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Guarantors, if any, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors, if any; and

                    (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Guarantors, if any, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying

Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors', if any, obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company and the Guarantors, if any, make any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Company and the Guarantors, if any, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders in the case of a merger or consolidation pursuant to Article Five or Article 10 hereof, as the case may be;

          (d) to make any change that would provide any additional rights or benefits to the Holders (including providing for Note Guarantees pursuant to Section 4.13 hereof) or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the

Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors, if any, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Note or the Note Guarantees, if any. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

               (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except [(i)] a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration[ and (ii) a postponement of an interest payment by authorization of not less than 75% in principal amount of the then outstanding Notes for a period not exceeding three years from its due date]);

               (e) make any Note payable in money other than that stated in the Notes;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

               (g) waive a redemption payment with respect to any Note;

               (h) make any change to the subordination provisions of Section
          10.02 or Article 11 hereof that adversely affects Holders;

               (i) except pursuant to Article 8 and Article 10 hereof, release any Guarantor from its obligations under its Note Guarantee, or change any Note Guarantee in any manner that would adversely affect the Holders; or

               (j) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

          In addition, without the consent of at least 66-2/3% in principal amount of the Notes then outstanding, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) make any change to
Section 4.15 hereof.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligations of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirements that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required to be sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors, if any, may not sign an amendment or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                NOTE GUARANTEES

SECTION 10.01. NOTE GUARANTEE.

           Each Subsidiary of the Company which in accordance with Section 4.13 hereof is required to guarantee the obligations of the Company under the Notes (each, a "Guarantor") upon execution of a counterpart of this Indenture, hereby jointly and severally unconditionally guarantees (each such guarantee being a "Note Guarantee") to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, is lawful on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to
Section 6.02 hereof. Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

          Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or (h) any defense based on any borrowing or grant of a security interest under
Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section
6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

SECTION 10.02. SUBORDINATION.

          Each Guarantor, the Trustee, and each Holder by accepting a Note agrees, that the obligations of such Guarantor hereunder shall be subordinated in right of payment to the prior irrevocable and indefeasible payment in full of all Obligations of every type whatsoever, contingent or otherwise due in respect of Senior Indebtedness of such Guarantor and of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

SECTION 10.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

          (1) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness of such Guarantor (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of such Guarantor) before the Trustee or any Holder shall be entitled to receive any payment from the Guarantor under or pursuant to this Note Guarantee with respect to the Notes; and

          (2) until all Obligations with respect to Senior Indebtedness of such Guarantor (as provided in subsection (1) above) are paid in full, any distribution to which the Trustee or any Holder would be entitled but for this Article shall be made to holders of Senior Indebtedness of such Guarantor (except that Holders may receive securities that are subordinated in right and priority of payment to at least the same extent as the Note Guarantee to (a) Senior Indebtedness of such Guarantor and (b) any securities issued in exchange for Senior Indebtedness of such Guarantor).

SECTION 10.04. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS OF THE GUARANTOR.

          No Guarantor shall make any payment or distribution to the Trustee or any Holder upon or in respect of its Note Guarantee or the Notes, or any Obligation with respect thereto, and no Guarantor shall acquire or purchase from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated in right and priority of payment to at least the same extent as its Note Guarantee to (a) Senior Indebtedness of such Guarantor and (b) any securities issued in exchange for Senior Indebtedness of such Guarantor) until all principal and other Obligations with respect to the Senior Indebtedness of such Guarantor have been paid in full if:

          (i) a default in the payment when due, whether upon acceleration or otherwise, of any principal, premium, if any, or interest on Senior Indebtedness of such Guarantor occurs and is continuing beyond any applicable grace period; or

          (ii) any other default on Designated Senior Indebtedness of such Guarantor occurs and is continuing and the Trustee receives a notice of the default from such Guarantor, or the holders of any such Designated Senior Indebtedness of such Guarantor, stating that such Guarantor or holders are invoking a payment blockage under this Section 10.04(ii) (a "Guarantor Payment Blockage Notice"). If the Trustee receives any such notice, a subsequent notice received within 365 days thereafter shall not be effective for purposes of this Section.

          Each Guarantor may and shall resume payments on and distributions in respect of its Note Guarantee and all Obligations with respect thereto, and may acquire Obligations for value when:

          (1) in the case of a payment default as described in (i) above, upon the date on which such default is cured or waived, and

          (2) in the case of a nonpayment default as described in (ii) above, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which a Guarantor

     Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness of such Guarantor has not been accelerated, and this Article otherwise permits the payment at the time of such payment.

SECTION 10.05. ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, each Guarantor shall promptly notify the Representative of the holders of Senior Indebtedness of such Guarantor of the acceleration.

SECTION 10.06. WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives from a Guarantor any payment of any Obligations with respect to the Notes or any other obligation guaranteed hereby at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by Section 10.03 or Section
10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness of such Guarantor (to the extent necessary to pay in full all such Senior Indebtedness, whether or not due) as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of such Guarantor.

          If a distribution is made to the Trustee or any Holder that because of this Article 10 should not have been made to it at a time when the Trustee or such Holder has actual knowledge that such distribution should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Indebtedness of such Guarantor as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of such Guarantor.

          With respect to the holders of Senior Indebtedness of any Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of any such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of such Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07. NOTICE BY A GUARANTOR.

          Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Notes or its Note Guarantee to violate this Article, but failure to give such notice shall not affect the subordination of its Note Guarantee or of the Notes to the Senior Indebtedness of such Guarantor as provided in this Article.

SECTION 10.08. SUBROGATION.

          With respect to any Guarantor, after all Senior Indebtedness of such Guarantor is paid in full (whether or not due) and until the Notes are paid in full, Holders shall, without duplication, be subrogated to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions applicable to Senior Indebtedness of such Guarantor to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness of such Guarantor. A distribution made under this Article to holders of Senior Indebtedness of such Guarantor that otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on the Senior Indebtedness of such Guarantor.

SECTION 10.09. RELATIVE RIGHTS.

          This Article defines the relative rights of Holders and holders of Senior Indebtedness of such Guarantor. Nothing in this Indenture shall:

          (1) impair, as between such Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of Senior Indebtedness of such Guarantor; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness of such Guarantor set forth herein to receive distributions and payments otherwise payable to Holders.

SECTION 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY ANY GUARANTOR.

          With respect to any Guarantor, no right of any holder of Senior Indebtedness of such Guarantor to enforce the subordination of the Note Guarantee shall be impaired by any act or failure to act by such Guarantor or any Holder or by failure of such Guarantor or any Holder to comply with this Indenture.

SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          With respect to any Guarantor, whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of such Guarantor, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets referred to in this
Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Note Guarantee to violate this Article. Only a Guarantor, the Company, the holder of any Senior Indebtedness of such Guarantor, or the Representative of holders of Senior Indebtedness of such Guarantor may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          With respect to any Guarantor, the Trustee in its individual or any other capacity may hold Senior Indebtedness of such Guarantor with the same rights it would have if it were not Trustee.

SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to any Guarantor referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders (or their Representative) of Senior Indebtedness of each Guarantor are hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 10.14. LIMITATION OF GUARANTOR'S LIABILITY.

          Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Note Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 10.15.  RELEASES FOLLOWING SALE OF ASSETS.

          Upon (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the capital stock of any Guarantor pursuant to the provisions of this Indenture or (iii) a Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

                                   ARTICLE 11
                                 SUBORDINATION


SECTION 11.01. SUBORDINATION.

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes shall be subordinated in right of payment to the prior irrevocable and indefeasible payment in full of all Obligations of every type whatsoever, contingent or otherwise due in respect of Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

SECTION 11.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness of the Company (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of the Company) before the Holders shall be entitled to receive any payment with respect to the Notes; and

          (2) until all Obligations with respect to Senior Indebtedness of the Company (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness of the Company (except that Holders may receive securities that are subordinated in right and priority of payment to at least the same extent as the Notes to (a) Senior Indebtedness of the Company and (b) any securities issued in exchange for any such Senior Indebtedness of the Company).

SECTION 11.03. DEFAULT ON SENIOR INDEBTEDNESS.

          The Company may not make any payment or distribution to the Trustee or any Holder upon or in respect of the Notes, or any Obligation with respect thereto, and may not acquire or purchase from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated in right and priority of payment to at least the same extent as the Notes to (a) Senior Indebtedness of the Company and (b) any securities issued in exchange for Senior Indebtedness of the Company) until all principal and other Obligations with respect to the Senior Indebtedness of the Company have been paid in full if:

          (i) a default in the payment when due, whether upon acceleration or otherwise, of any principal, premium, if any, or interest on Senior Indebtedness of the Company occurs and is continuing beyond any applicable grace period; or

          (ii) any other default on Designated Senior Indebtedness of the Company occurs and is continuing and the Trustee receives a notice of the default from the Company, or the holders of any such Designated Senior Indebtedness of the Company, stating that it is or such holders are invoking a payment blockage under this Section 11.03(ii) (a "Payment Blockage Notice"). If the Trustee receives any such notice, a subsequent notice received within 365 days thereafter shall not be effective for purposes of this Section.

          The Company may and shall resume payments on and distributions in respect of the Notes, and all Obligations with respect thereto, and may acquire them when:

          (1) in the case of a payment default as described in (i) above, upon the date on which such default is cured or waived, and

          (2) in the case of a nonpayment default as described in (ii) above, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Indebtedness of the Company has been accelerated, and this Article otherwise permits the payment at the time of such payment.

SECTION 11.04. ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the Representative of the holders of Senior Indebtedness of the Company of the acceleration.

SECTION 11.05. WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by Section 11.02 or
Section 11.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness of the Company (to the extent necessary to pay in full all such Senior Indebtedness, whether or not due) as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company.

          If a distribution is made to the Trustee or any Holder that because of this Article 11 should not have been made to it at a time when the Trustee or such Holder has actual knowledge that such distribution should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Indebtedness of the Company as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06. NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Company as provided in this Article.

SECTION 11.07. SUBROGATION.

          After all Senior Indebtedness of the Company is paid in full (whether or not due) and until the Notes are paid in full, Holders shall, without duplication, be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to Senior Indebtedness of the Company to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness of the Company. A distribution made under this Article to holders of Senior Indebtedness of the Company that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness of the Company.

SECTION 11.08. RELATIVE RIGHTS.

          This Article defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness of the Company; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness of the Company set forth herein to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness with respect to the Notes shall be impaired by any act or failure to act by the Company or any Holder or by failure of the Company or any Holder to comply with this Indenture.

SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets referred to in this
Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company, the holder of any Senior Indebtedness of the Company, or the Representative of holders of Senior Indebtedness of the Company may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.

SECTION 11.12. AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders (or their Representative) of Senior Indebtedness of the Company are hereby authorized to file an appropriate claim for and on behalf of the Holders.


                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

          Any notice or communication by the Company, the Guarantors, if any, or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guarantor:

               Prime Hospitality Corp.
               700 Route 46 East
               P.O. Box 2700
               Fairfield, New Jersey  07007-2700
               Telecopier No.: (201) 882-8577
               Attention: Joseph Bernadino, Esq.

          With a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York  10022
               Telecopier No.:  (212) 821-8111
               Attention:  William N. Dye, Esq.

          If to the Trustee:

               Bank One, Columbus, N.A.
               100 E. Broad Street, 8th Floor
               Columbus, Ohio 43271-0181
               Telecopier No.:  (614) 248-5195
               Attention:  Corporate Trust Administration


          The Company, the Guarantors, if any, or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or the Guarantors, if any, to the Trustee to take any action under this Indenture, the Company or the Guarantors, if any, shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, or any successor Person as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note and the Note Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08. GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

          All agreements of the Company and the Guarantors, if any, in this Indenture and the Notes and the Note Guarantees, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY.

          In case any provision in this Indenture, in the Notes or in the Note Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

Dated as of ______, 1994                   PRIME HOSPITALITY CORP.


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

Attest:


- --------------------------------------     (SEAL)



Dated as of ______, 1994
                                                                          Bank
                                           One, Columbus, N.A.
                                                  Trustee


                                           By:
                                               --------------------------------
                                               Name:  Stephen W. Braughton
                                               Title: Authorized Signatory

Attest:


- --------------------------------------     (SEAL)

                                   EXHIBIT A
                                 (Face of Note)

                                        ____% Senior Subordinated Notes due 2004


         No.                                                      $
                                                                   ----------
                            PRIME HOSPITALITY CORP.

         promises to pay to

         or registered assigns,

         the principal sum of

         Dollars on _________ __, 2004.

         Interest Payment Dates:  ________ __, and ________ __

         Record Dates:  ________ __, and ________ __

                                                 Dated: _______________ __, 1994



                                               PRIME HOSPITALITY CORP.

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


This is one of the Notes
referred to in the
within-mentioned Indenture:

Bank One, Columbus, N.A.,
as Trustee

By:
   ----------------------------------

                               (Back of Security)

                          __% SENIOR SUBORDINATED NOTE
                               DUE ________, 2004

                 Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                 1. Interest. Prime Hospitality Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

                 The Company shall pay interest on the principal amount of this Note at the rate per annum of __%. The Company will pay interest semi-annually on _______ and _______ of each year, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date").

                 Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                 3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any Guarantor may act in any such capacity.

                 4. Indenture. The Company issued the Notes under an Indenture dated as of _________, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Company limited to $100,000,000 in aggregate principal amount.

                 5. Optional Redemption. Except as set forth below, the Company shall not have the option to redeem the Notes pursuant to Section 3.07 of the Indenture prior to ____________, 1999.

Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12 month period beginning on __________ of the years indicated below:

                 Year                                       Percentage
                 ----                                       ----------
                 1999                                                %
                 2000                                                %
                 2001                                                %
                 2002 and thereafter                        100.000%

                 Notwithstanding the foregoing, at any time prior to __________ __, 1997, the Company may redeem up to 25% of the initial principal amount of the Notes originally issued with the net proceeds of one or more Public Offerings at a redemption price equal to ___% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 75% of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that such redemption occurs within 90 days following the closing of any such Public Offering.

                 6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                 7.       Redemption or Repurchase at Option of Holder.  (a)
If there is a Change of Control (as defined in the Indenture), the Company shall be required to offer to purchase all Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 (b) When the aggregate amount of Excess Proceeds from Asset Sales (as defined in the Indenture) exceeds $5 million, the Company shall be required to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Notes to be redeemed shall be selected pursuant to the terms of Section 3.02 of the Indenture (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).
To the extent that the aggregate amount of Notes tendered by Holders thereof is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Holders of Notes which are the subject of an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                 9. Subordination. The Notes are subordinated to Senior Indebtedness (as defined in the Indenture) (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed) and all Obligations (as defined in the Indenture) with respect thereto. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

                 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed, during the period between a record date and the corresponding Interest Payment Date.

                 11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent, the Company and the Guarantors, if any, may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, the Company nor any Guarantor shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

                 12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders in the case of a merger or consolidation or to make any change that would provide any additional rights or benefits to the Holders (including providing for Note Guarantees pursuant to Section 4.13 hereof) or that does not adversely affect the rights of any Holder under the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                 13. Defaults and Remedies. Events of Default include: default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); default in payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); failure by the Company to comply with Sections 4.07, 4.09, 4.10 or 4.14 of the Indenture; failure by the Company or the Guarantors for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or Holding (or the payment of which is guaranteed by the Company or any of its Subsidiaries or Holding) whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2 million or more; failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2 million, which judgments are not paid, discharged or stayed for a period of 60 days; except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Note Guarantee; and certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any of their respective Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; except, that if any Indebtedness is outstanding pursuant to the New Revolving Credit Facility, upon a declaration of acceleration, the principal and interest on the Notes shall be payable upon the earlier of (1) the day which is five business days after notice of acceleration is given to the Company and the lender under the New Revolving Credit Facility or (2) the date of acceleration of the Indebtedness under the New Revolving Credit Facility and except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

                 14. Guarantees. Under certain circumstances the Company or any Guarantor may be required to cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth in Exhibit B to the Indenture.

                 15. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their respective Affiliates, and may otherwise deal with the Company, any Guarantor or their respective Affiliates, as if it were not Trustee.

                 16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note and the Note Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 20. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Prime Hospitality Corp.
                          700 Route 46 East
                          P.O. Box 2700
                          Fairfield, New Jersey  07007-2700
                          Attention:  Chief Financial Officer

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- --------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:
      --------------------
                                      Your Signature:
                                                     ---------------------------
                                            (Sign exactly as your name appears
                                            on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ] Section 4.10               [ ] Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                                   Your Signature:
     --------------------------                        -------------------------
                                                 (Sign exactly as your name
                                                 appears on the Note)

                                        Tax Identification No.:
                                                               -----------------

Signature Guarantee.

                                   EXHIBIT B

          FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS



          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, between __________________ (the "Guarantor"), a subsidiary of
Prime Hospitality Corp. (or its successor), a Delaware corporation (the "Company"), and _______________, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, Prime Hospitality Corp., a Delaware corporation has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of _______ __, 1994, providing for the issuance of an aggregate principal amount of $100,000,000 of ______% Senior Subordinated Notes due 2004 (the "Notes");

          WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees that its obligations to the Holder and the Trustee pursuant to this Note Guarantee shall be as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is made to the Indenture for the precise terms of this Supplemental Indenture.
The terms of Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

     3.   EXECUTION AND DELIVERY OF NOTE GUARANTEES.

          (a) The Guarantor hereby agrees that its Note Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          (b) If an Officer whose signature is on this Supplemental Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

          (c) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     5. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture and the Note Guarantee.

     6. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:  ____________ ___, ____           [Guarantor]



                                              By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


Dated: _____________ ___, ____                ---------------------------------,
                                              as Trustee



                                              By:
                                                   ---------------------------
                                                   Name:
                                                   Title:





                                      B-2